Exhibit 99.1

AMENDED AND RESTATED REGENERON PHARMACEUTICALS, INC.
2014 LONG-TERM INCENTIVE PLAN

1.              Purpose; Establishment

The Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of the Company (as defined below) and its shareholders by providing officers, other employees of the Company (including directors who are also employees of the Company) and consultants to the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company and to acquire a proprietary interest in the long-term success of the Company; to compensate the Company’s nonemployee directors and provide incentives to such nonemployee directors that are directly linked to increases in stock value; and to reward the performance of individual officers, other employees, consultants and nonemployee directors of the Company in fulfilling their personal responsibilities for long-term achievements.

The Plan was originally adopted and approved by the Board of Directors (defined below) on April 4, 2014 and became effective as of such date, subject to the approval of the shareholders of the Company, which was obtained on June 13, 2014 (the “Original Plan”).  This amendment and restatement of the Plan was adopted and approved by the Board of Directors on April 6, 2017, subject to the approval of the shareholders of the Company.

2.              Definitions

As used in the Plan, in addition to the terms defined elsewhere in the Plan, the following definitions shall have the respective meanings indicated below:

(a)                     “Affiliate” means any entity if, at the time of granting of an Award (A) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (B) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

(b)                     “Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award (or, if no written agreement is entered into, a notice issued by the Company evidencing an Award).

(c)                      “Award” shall mean any Option, Restricted Stock, Phantom Stock, Stock Appreciation Right, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

(d)                     “Beneficial Owner” and “Beneficially Owned” shall have the meaning afforded to such terms in accordance with Rule 13d-3 under the Exchange Act.

(e)                      “Board of Directors” shall mean the Board of Directors of Regeneron Pharmaceuticals, Inc.

(f)                       “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred after the Effective Date:

(1)                       any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 20% or more of the

Company’s then outstanding securities, excluding any Person who is an officer or director of the Company or who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (3) below; or

(2)                       the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)                       there is consummated a merger or consolidation of the Company or any directly or indirectly held subsidiary of the Company with any entity other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(4)                       the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 60% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition.

(g)                      “Cause” shall have the meaning set forth in the Agreement, or if no such definition is set forth in the Agreement, shall be determined by the Committee in its reasonable discretion.

(h)                     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(i)                         “Committee” shall mean, at the discretion of the Board of Directors, the full Board of Directors or a committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is an “outside director” within the meaning of Section 162(m) of the Code and a “Non-Employee Director” within the meaning of Rule 16b-3 and who meets such other applicable independence standards imposed by law, regulation or listing standard.

(j)                        “Company” shall mean Regeneron Pharmaceuticals, Inc., a New York corporation, and, where appropriate (but specifically not for purposes of Section 2(f) hereof), each of its Affiliates.

(k)                     “Company Stock” shall mean the common stock of the Company, par value $0.001 per share.

(l)                         “Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(m)                 “Effective Date” shall mean April 6, 2017.

(n)                     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o)                     “Fair Market Value” of a share of Company Stock, as of a date of determination, shall mean (1) the average of the high and low sales price per share of Company Stock on the national securities exchange or national market system on which such stock is principally traded on such date or, if such date is not a trading day, on the last preceding date on which there was a sale of such stock on such exchange, or (2) if the shares of Company Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith.

(p)                     “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(q)                     “Nonemployee Director” shall mean a member of the Board of Directors who is not an employee of the Company.

(r)                        “Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(s)                       “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 hereof.

(t)                        “Other Award” shall mean an award granted pursuant to Section 11 hereof.

(u)                     “Participant” shall mean an employee or consultant of the Company or a Nonemployee Director to whom an Award is granted pursuant to the Plan, or upon the death of such individual, his or her successors, heirs, executors and administrators, as the case may be.

(v)                     “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(w)                   “Phantom Stock” shall mean the right, granted pursuant to Section 9 hereof, to receive in cash or shares the Fair Market Value of a share of Company Stock.

(x)                     “Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Section 8(c) hereof and/or Section 8(d) hereof.

(y)                     “Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(z)                      “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(aa)              “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 7(h) hereof.

(bb)              “Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 10 hereof.

(cc)                “Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(dd)              “Substitute Awards” shall mean Awards granted or shares of Company Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ee)                “Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock vests.

3.              Stock Subject to the Plan

(a)                   Shares Available for Awards

The shares of Company Stock that may be issued with respect to Awards made under the Plan may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company treasury (including authorized and issued shares of Company Stock acquired or purchased by the Company and held by the Company as treasury shares).

Subject to the subsequent provisions of this Section 3, including the adjustment provisions contained herein, the maximum number of shares of Company Stock that may be delivered pursuant to Awards made under the Plan shall equal the sum of: (1) 18,512,351 shares of Company Stock; (2) the shares of Company Stock subject to outstanding awards under the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan (the “2000 Plan”) as of April 17, 2014  and the shares of Company Stock subject to outstanding awards under the Original Plan as of April 13, 2017, in each case that (i) remain unissued upon the cancellation, surrender, exchange or termination of any such award for any reason whatsoever or are forfeited, (ii) are delivered (or deliverable) by a participant in the 2000 Plan or the Original Plan (as applicable) pursuant to an exercise of an option to purchase Company Stock and received (or retained) by the Company (whether by actual delivery, attestation or otherwise) in payment of the option exercise price (for this avoidance of doubt, for the purpose of this clause (ii), in the case of Options where the exercise price is paid by the Company’s retention of shares of Company Stock that would otherwise be distributed to the Participant upon exercise of the Option, the retained shares are considered deliverable by the Participant and become available for future issuance) or (iii) are received (or retained) by the Company (whether by actual delivery, attestation or otherwise) in connection with the exercise, vesting or delivery of an award granted under the 2000 Plan or the Original Plan (as applicable) in respect of tax withholding or other similar tax obligation; and (3) any shares of Company Stock that again become available for Awards pursuant to Section 3(e) hereof. Notwithstanding the foregoing, the maximum number of shares of Company Stock that may be issued pursuant to Incentive Stock Options during the term of the Plan shall be 18,512,351 shares.

(b)                   Individual Limitation

To the extent required to permit the grant of Awards that are exempt from the limitation on deduction imposed pursuant to Section 162(m) of the Code, the total number of shares of Company Stock subject to Awards (including Awards which may be payable in cash but denominated as shares of Company Stock, i.e., Phantom Stock) awarded to any Participant shall not exceed 1,500,000 shares during any tax year of the Company in which the employee first becomes employed by the Company or a Subsidiary, or 1,000,000 shares in any other tax year of the Company (in each case subject to adjustment as provided herein). Furthermore, for any tax year of the Company, the maximum number of shares of Restricted Stock that may be granted to a Covered Employee for which the lapse of the restrictions of Section 8(d) hereof is subject to the attainment of pre-established performance goals in accordance with Section 6 hereof shall not exceed 1,000,000 (subject to adjustment as provided herein), which shall be, for the avoidance of doubt, in addition to the Awards permitted pursuant to the limitations set forth in the first sentence of this Section 3(b).

(c)                    Adjustment for Change in Capitalization

In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock or other property), or there occurs any recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, unless the Committee determines that it is otherwise inappropriate, (1) the number and kind of shares of Company Stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, (4) the maximum number of shares of Company Stock that may be issued pursuant to Incentive Stock Options during the term of the Plan and (5) the maximum number of shares subject to Awards which may be awarded to any Participant during any tax year of the Company shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants without change in the aggregate purchase price; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

(d)                   Adjustment for Change or Exchange of Shares for Other Consideration

In the event the outstanding shares of Company Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or similar transaction (“Transaction”), then, unless otherwise determined by the Committee in its sole and absolute discretion, (1) each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Company Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding share, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable (or the other Award shall thereafter represent) shall be the kind and amount so receivable per share by a plurality of the shares of Company Stock, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, and (2) each Award that is not an Option and that is not automatically changed in connection with the Transaction shall represent the number and/or kind of shares of capital stock, and/or the amount of cash, securities or other property so distributed, into which the number of shares of Company Stock covered by the Award would have been changed or exchanged had they been held by a shareholder of the Company.

(e)                    Reuse of Shares

The following shares of Company Stock shall again become available for Awards: (1) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever and any shares of Restricted Stock forfeited; (2) any shares delivered (or deliverable) to the Participant pursuant to an Option exercise and received (or retained) by the Company (whether by actual delivery, attestation or otherwise) in payment of the Option Exercise Price upon a Participant’s exercise of an Option as permitted under Section 7(c)(3) hereof (for the avoidance of doubt, for the purpose of this clause (2), in the case of Options where the exercise price is paid by the Company’s retention of shares of Company Stock that would otherwise be distributed to the Participant upon exercise of the Option, the retained shares are considered deliverable by the Participant and become available for future issuance); and (3) any shares received (or retained) by the Company (whether by actual delivery, attestation or otherwise) in connection with the exercise, vesting or delivery of an Award in respect of tax withholding or other similar tax obligations.

(f)                     Substitute Awards

Substitute Awards shall not reduce the shares of Company Stock authorized for grant under the Plan or the applicable limitations on grants to a Participant under Section 3(b) hereof, nor shall shares of Company Stock subject to a Substitute Award be added to the shares of Company Stock available for Awards under the Plan as provided in Section 3(e) hereof.  Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Company Stock authorized for grant under the Plan; and shares of Company Stock subject to such Awards shall not be added to the shares of Company Stock  available for Awards under the Plan as provided in Section 3(e) hereof; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who are eligible to receive such Awards under the rules of the principal U.S. national securities exchange on which the shares of Company Stock are listed.

4.              Administration of the Plan

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent and under what circumstances an Award may be settled, canceled, forfeited, exchanged or surrendered; to make adjustments in the performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its sole and absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (b) accelerate the Vesting Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock or other Award or otherwise adjust any of the terms applicable to any such Award. Except pursuant to the operation of Section 3(c) hereof or Section 3(d) hereof, the Committee shall not have the authority to decrease the exercise price of Options granted under the Plan.

The Committee may delegate to one or more of the Company’s executive officers (or, in the case of ministerial duties only, other employees) all or any portion of the Committee’s authority, powers, responsibilities and administrative duties under the Plan, with such conditions and limitations as are required under applicable law or as the Committee may otherwise prescribe; provided, however, that only the Committee is authorized to grant Awards to, or make decisions or interpretations with respect to Awards granted to, Participants who are either (i) subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company or (ii) Covered Employees.  A record of all actions taken by any executive officer (or other employee) to whom the Committee has delegated a portion of its powers or responsibilities shall periodically be filed with the minutes of the meetings of the Committee and shall be made available for review by the Committee upon request.

5.              Eligibility

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of the Company), Nonemployee Directors and nonemployee service providers and consultants to the Company, in each case as the Committee shall select from time to time. The grant of any Award hereunder at any time to any such Nonemployee Director, employee, service provider or consultant shall not entitle such person to a grant of an Award at any future time.

6.              Awards Under the Plan; Agreement; Performance Goals

The Committee may grant Options, shares of Restricted Stock, Phantom Stock, Stock Appreciation Right, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

Any Company Stock required to be issued to a Participant under the Plan shall be evidenced in such manner as the Committee may in its sole discretion deem appropriate, including book-entry registration or delivery of stock certificates.  References in the Plan or in any Agreement to stock certificates shall be deemed to refer to book-entry registration in the case of any Company Stock evidenced in such manner and the provisions regarding stock certificates shall be applicable to Company Stock evidenced in book-entry form mutatis mutandis.

Notwithstanding anything to the contrary contained in the Plan, any Award granted under the Plan may be (but is not required to be) subject to vesting based on the attainment by the Company of performance goals pre-established by the Committee, based on one or more of the following criteria: (1) total shareholder return; (2) return on equity; (3) return on invested capital; (4) cash flows; (5) earnings per share of Company Stock; (6) net income (before or after taxes); (7) earnings before interest, taxes, depreciation and amortization; (8) revenues; (9) return on assets; (10) market share; (11) cost reduction goals; (12) the initiation or completion of clinical trials; (13) the achievement of certain target levels of discovery and/or development of products, including, without limitation, the regulatory progress and approval of new products; (14) the achievement of certain target levels of sales of new products or licensing in or out of new products or product candidates; (15) the achievement of certain research and development objectives; (16) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions; (17) any combination of, or a specified increase in, any of the foregoing; and (18) such other criteria as the shareholders of the Company may approve. These performance goals may be applied either individually, alternatively, or in any combination, either to the Company as a whole or to a defined business unit or function. In addition, such performance goals may be based upon the attainment of specified levels of Company performance under one or more measures described above on an absolute basis or relative to a pre-established target, to prior years’ results or to the performance of a designated comparison group, measured either annually, cumulatively over a period of years or for such other period as the Committee may determine. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may adjust, modify or amend the aforementioned business criteria. To the extent an Award is intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the Code, no amount shall be paid under any Award subject to such criteria, nor shall any such Award be released from applicable restrictions (as the case may be), except only after the attainment of such performance measures has been certified by the Committee.  To the extent an Award is not intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the Code, additional or different performance criteria may be utilized and there shall be no requirement to comply with the other requirements imposed on qualified performance-based compensation under Section 162(m) of the Code.  To the extent provided for by the Committee at the time an Award is granted or otherwise as permitted under Section 162(m) of the Code, the Committee shall appropriately adjust any evaluation of performance under the performance criteria set forth above to account for any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any infrequently occurring or other unusual items, either under applicable accounting provisions or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; and (f) any other events as the Committee shall deem appropriate, if such adjustment is timely approved in connection with the establishment of such criteria; provided that any such adjustment shall only be made to the extent permitted under Section 162(m) of the Code.

7.              Options and Stock Appreciation Rights

(a)                   Identification of Options

Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

(b)                   Exercise Price

Each Agreement with respect to an Option shall set forth the amount (the “Option Exercise Price”) payable by the grantee to the Company upon exercise of the Option. The Option Exercise Price per share shall be determined by the Committee; provided, however, that (other than in connection with Substitute Awards) the Option Exercise Price shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.  Without limitation of the authority set forth in Section 3(c) hereof or Section 3(d) hereof, no Option shall be settled, canceled, forfeited, exchanged or surrendered in exchange or otherwise in consideration for a new Option with an Option Exercise Price that is less than that of such settled, canceled, forfeited, exchanged or surrendered Option, nor shall any Option be settled, canceled, forfeited, exchanged or surrendered in exchange or otherwise in consideration for a cash payment from the Company in excess of the difference between the Option Exercise Price of such Option and the Fair Market Value of the shares of Company Stock subject to such Option on the day of such payment.

(c)                    Term and Exercise of Options

(1)                       Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 25% of the shares covered thereby on each of the first, second, third, and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each Option; provided, however, that no Incentive Stock Option shall be exercisable more than ten (10) years after the date of grant.

(2)                       To the extent that an Option to purchase shares is not exercised by a Participant when it becomes initially exercisable, it shall not expire but carry forward and shall be exercisable until its expiration or as provided by Section 7(e) hereof. If any Option is exercisable in the amount of one hundred (100) or more full shares of Company stock, the Company shall not be obligated to permit the partial exercise of such exercisable Option for less than one hundred (100) full shares.

(3)                       An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company. Payment for the exercise price of the shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods as the Committee may from time to time authorize (which shall include the use of a broker-assisted cashless exercise procedure and the payment of the exercise price by authorizing the Company to retain shares of Company Stock that otherwise would be distributed to the Participant upon exercise of the Option). In the case of a Participant who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

(4)                       Certificates (if any) for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(5)                       Notwithstanding the foregoing, an Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share of Company Stock  exceeds the option price per share of Company Stock, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding shares of Company Stock otherwise issuable in connection with the exercise of the Option.  In such event, the Company shall deliver to the Participant the number of shares of Company Stock for which the Option was deemed exercised, less the number of shares of Company Stock required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional shares of Company Stock shall be settled in cash.

(d)                   Limitations on Incentive Stock Options

(1)                       To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(2)                       No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted, and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)                    Effect of Termination of Employment

(1)                       In the event that the employment of a Participant with the Company shall terminate for any reason other than (A) Cause or (B) death, the Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the Agreement (or as may be provided by the Committee), but in no event following the expiration of its term. The treatment of any Option that remains unexercisable as of the date of termination shall be as set forth in the Agreement (or as may be otherwise determined by the Committee).

(2)                       In the event that the employment of a Participant with the Company shall terminate on account of the death of the Participant, all Options granted to such Participant that remain outstanding as of the date of death shall become fully exercisable and shall remain exercisable by the Participant’s legal representatives, heirs or legatees for such period as may be provided in the Agreement (or as otherwise may be determined by the Committee), but in no event following the expiration of their respective terms. Unless the applicable Agreement provides otherwise, cessation of active employment or service due to commencement of long-term disability as determined by the Committee shall not be deemed to constitute a termination of employment or service for purposes of the Plan, and during the continuance of such long-term disability the individual shall be deemed to continue active employment or service with the Company; provided, however, that the Committee may in its sole discretion determine that a Participant’s long-term disability constitutes a permanent disability and may deem such permanent disability to be a termination of employment or service for any or all purposes under this Plan.

(3)                       In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(f)                     Acceleration of Exercise Date Upon Change in Control

The Committee in its sole and absolute discretion may provide, either at the time of grant as provided in the Agreement or thereafter, that upon the occurrence of a Change in Control, an Option granted under the Plan and outstanding at such time shall (1) become immediately exercisable in whole or in part (in which case the Committee shall determine the period during which such Option shall remain exercisable), and/or (2) be canceled in exchange for the right to receive property equivalent in value to such Option, as determined by the Committee.

(g)                    Leave of Absence

In the case of any Participant on an approved leave of absence, the Committee may make such provision respecting the continuance of the Options held by such Participant while in the employ or service of the Company as it may deem equitable, except that in no event may an Option be exercised after its expiration.

(h)                   Stock Appreciation Rights

(1)                       The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

(2)                       Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(A)                               Unless the applicable Agreement provides otherwise, a Stock Appreciation Right shall become cumulatively exercisable as to 25% of the shares of Company Stock covered thereby on each of the first, second, third, and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each Stock Appreciation Right.

(B)                               Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one share of Company Stock on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(C)                               The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole shares of Company Stock or other property, or any combination thereof.

(D)                               The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(E)                                The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right as it shall deem appropriate.  A Stock Appreciation Right shall (i) have a grant price per share of Company Stock of no less than the Fair Market Value of one share of Company Stock  on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 3(c) hereof.

(F)                                 An Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one share of Company Stock exceeds the grant price per share of Company Stock of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day.  In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of shares of Company Stock (or cash) required for withholding taxes; any fractional share of Company Stock shall be settled in cash.

Without the approval of the Company’s shareholders, other than pursuant to Section 3(e) hereof, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one share of Company Stock in exchange for cash or another Award (other than in connection with a Change in Control), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of Company Stock are listed.

8.              Restricted Stock

(a)                   Price

At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)                   Vesting Date

Subject to Section 31 hereof, at the time of the grant of shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(c) hereof are satisfied, and except as provided in Section 8(h), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 8(d) hereof shall lapse.

(c)                    Conditions to Vesting

Subject to Section 31 hereof, at the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

(d)                   Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

(e)                    Dividends on Restricted Stock

The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(f)                     Issuance of Certificates

(1)                       Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares. Each such stock certificate shall bear a legend substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan and an Agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and the Agreement is on file in the office of the Secretary of the Company, 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.  Alternatively, in its sole discretion, the Company may document ownership of such shares in book-entry form.

(2)                       Each certificate (if any) issued pursuant to this Section 8(f) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

(g)                    Consequences of Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) hereof shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted a certificate evidencing such share, free of the legend set forth in Section 8(f) hereof, or cause a removal of such legend from the book entry evidencing such shares.

(h)                   Effect of Termination of Employment

(1)                       Except as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee’s authority pursuant to Section 4 hereof, upon the termination of a Participant’s employment for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided that if the Committee, in its sole and absolute discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant’s rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(2)                       In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends paid on such shares, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares.

(i)                       Effect of Change in Control

The Committee in its sole and absolute discretion may provide, either at the time of grant or thereafter, that upon the occurrence of a Change in Control, shares of Restricted Stock which have not theretofore vested shall immediately vest in whole or in part and all restrictions on such shares shall immediately lapse in whole or in part.

9.              Phantom Stock

(a)                   Vesting Date

Subject to Section 31 hereof, at the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 9(c) hereof are satisfied, and except as provided in Section 9(d) hereof, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b)                   Benefit Upon Vesting

Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive, within thirty (30) days of the date on which such share vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests, and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests (unless such dividends have already been paid to the Participant).

(c)                    Conditions to Vesting

Subject to Section 31 hereof, at the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, to be contained in the Agreement.

(d)                   Effect of Termination of Employment

Except as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee’s authority pursuant to Section 4 hereof, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant’s termination of employment for any reason.

(e)                    Effect of Change in Control

The Committee in its sole and absolute discretion may provide, either at the time of grant or thereafter, that upon the occurrence of a Change in Control, outstanding shares of Phantom Stock which have not theretofore vested shall immediately vest in whole or in part and payment in respect of such vested shares shall be made in accordance with the terms of this Plan.

10.       Stock Bonuses

In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. Covered Employees shall be eligible to receive Stock Bonus grants hereunder only after a determination of eligibility is made by the Committee, in its sole discretion.

11.       Other Awards

Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards, subject to Section 31 hereof.

12.       Additional Provisions Regarding Nonemployee Director Awards

In addition to the other applicable provisions of the Plan, the provisions of this Section 12 shall apply to Awards to Nonemployee Directors.

(a)                   General

Nonemployee Directors shall be eligible to receive Awards under the Plan (other than Incentive Stock Options).

(b)                   Timing and Amount of Grant

Subject to Section 12(f) hereof, at such times as the Committee may determine, each then serving Nonemployee Director shall be granted an Award of such type and size and with such terms and conditions (consistent with the Plan) as the Committee in its sole and absolute discretion may determine.

(c)                    [Reserved.]

(d)                   Term and Exercisability

Each Award granted to a Nonemployee Director shall become vested on such terms and conditions (consistent with the Plan) as the Committee in its sole and absolute discretion may determine. The vesting of each Award granted to a Nonemployee Director shall be fully accelerated upon a Change in Control.

(e)                    Termination

Except as the Committee in its sole and absolute discretion may otherwise provide in an applicable Agreement, and subject to the Committee’s authority pursuant to Section 4 hereof, in the event of the termination of a Nonemployee Director’s service with the Company, any outstanding and unvested Award held by such Nonemployee Director granted under the Plan shall expire at the commencement of business on the date of such termination. For purposes of the Plan, any termination of a Nonemployee Director’s service with the Company shall not be deemed to occur if the Nonemployee Director continues to serve for the Company as consultant, employee or in any other capacity.

(f)                     Limitations on Nonemployee Director Compensation

(1)                       Except as provided in the last sentence of this Section 12(f)(1) and in Section 12(f)(2) hereof, during any calendar year commencing with the 2018 calendar year, the aggregate number of shares of Company Stock subject to one or more Awards granted to a Nonemployee Director in such year shall not exceed 12,750 shares of Company Stock (calculated as described in Section 12(g) hereof).  Notwithstanding the foregoing, during the first calendar year in which a Nonemployee Director serves on the Board of Directors, the aggregate number of shares of Company Stock subject to one or more Awards granted to such Nonemployee Director in such year shall not exceed 34,000 shares of Company Stock (calculated as described in Section 12(g) hereof).

(2)                       During any calendar year commencing with the 2018 calendar year, the aggregate number of shares of Company Stock subject to one or more Awards granted to a Nonemployee Director then serving as Chairman of the Board of Directors in such year shall not exceed 25,500 shares of Company Stock (calculated as described in Section 12(g) hereof).  Notwithstanding the foregoing, during the first calendar year in which a Nonemployee Director serves as Chairman of the Board of Directors, the aggregate number of shares of Company Stock subject to one or more Awards granted to such

Nonemployee Director in such year shall not exceed 68,000 shares of Company Stock (calculated as described in Section 12(g) hereof).

(g)                    Calculation of Limitations on Nonemployee Director Compensation

For purposes of applying the limits on the Awards to Nonemployee Directors specified in Section 12(f) hereof, (1) an Award other than a Nonqualified Stock Option or Stock Appreciation Right shall be treated as an Award of one and one-half (1.5) shares of Company Stock for each share actually subject to such Award and (2) a Nonqualified Option or Stock Appreciation Right shall be treated as an Award of one share of Company Stock for each share actually subject to such Award.

13.       Rights as a Shareholder

No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares or registering a book entry evidencing the issuance of such shares. Except as otherwise provided in Section 3(c) hereof, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued or such book entry is registered.

14.       No Employment Rights; No Right to Award

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

15.       Securities Matters

(a)                   The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates, or to cause to be registered any book entries, evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates, or the book-entry registration, is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates, or the book-entry registration, evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates or book entries bear or are subject to such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)                   The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16.       Withholding Taxes

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value up to the maximum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

17.       Notification of Election Under Section 83(b) of the Code

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service.

18.       Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

19.       Amendment or Termination of the Plan

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law or regulation (including listing standards). Awards may be granted under the Plan prior to the receipt of such shareholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. Without limiting the authority of the Committee under Section 3(c) hereof or Section 3(d) hereof, and subject to Section 32 hereof, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

20.       Transferability

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant or in connection with the grant of the Award.

During the lifetime of a Participant, the Committee may, in its sole and absolute discretion, permit the transfer of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family (including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners) or to other persons or entities approved by the Committee; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

21.       Expenses

The expenses of the Plan shall be paid by the Company.

22.       Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

23.       Effective Date and Term of Plan

The Plan shall be subject to the requisite approval of the shareholders of the Company. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

24.       Applicable Law

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

25.       Participant Rights

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Company Stock certificate to him or her or the book-entry registration in such Participant’s or such transferee’s name for such shares.

26.       Unfunded Status of Awards

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

27.       No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

28.       Beneficiary

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

29.       Substitute Awards.

Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which such Substitute Awards are granted.

30.       Interpretation

The Plan is designed and intended to permit the grant of Awards which comply with the exemption set forth in Rule 16b-3 and, to the extent applicable, to permit awards of qualified performance-based compensation for purposes of Section 162(m) of the Code and to permit the grant of awards which either comply with or exempt from the provisions of Section 409A of the Code.  All provisions hereof shall be construed in a manner to so comply with such intention.

31.       Severability

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

32.       Applicability of Company Policy

By accepting an Award under the Plan, each Participant agrees that the terms and conditions of the Company’s Policy Regarding Recoupment or Reduction of Incentive Compensation for Compliance Violations, as in effect from time to time, shall apply to such Participant’s Award(s) under the Plan.